Exhibit 23.1

Plantify Foods, Inc.

Vancouver, British Columbia

We hereby consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-266159) of Save Foods Inc. of our report dated June 14, 2023, relating to the consolidated financial statements of Plantify Foods, Inc. (“the company”), which appear in this Form 8K.

Our report contains an Emphasis of Matter paragraph regarding the Company’s ability to continue as a going concern.

Yours truly,

/S/Ziv Haft
Ziv Haft
BDO Member Firm
June 22, 2023